UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 22, 2008
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment and Restatement of Symantec Corporation 2002 Executive Officers’ Stock Purchase Plan
On January 22, 2008, the Board of Directors (the “Board”) of Symantec Corporation (the “Company”) resolved to amend and restate the Company’s 2002 Executive Officers’ Stock Purchase Plan (the “Plan”) to delete the 10,000 share limit on the number of shares of Common Stock that may be purchased by an eligible officer in any fiscal year in connection with his or her annual incentive bonus, as well as make certain other administrative amendments to the Plan. The Plan provides the Company’s executive officers who are subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934 the opportunity to purchase the Company’s common stock at fair market value by applying a portion or all of their respective bonus payments towards the purchase price. The purpose of the Plan is to provide Symantec’s executive officers with a convenient means to acquire an equity interest in Symantec.
A copy of the Plan, as so amended and restated, is filed as Exhibit 10.01 to this Current Report and is incorporated herein by reference.
Appointment of Geraldine B. Laybourne to Compensation Committee
On October 29, 2007, Symantec Corporation (the “Company”) filed a Current Report on Form 8-K to report the appointment of Geraldine B. Laybourne as a member of the Board, with such appointment to take effect on January 1, 2008. On January 22, 2008, the Board appointed Ms. Laybourne as a member of its Compensation Committee.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Amended and Restated Symantec Corporation 2002 Executive Officers’ Stock Purchase Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: January 25, 2008	By:	/s/ Arthur F. Courville
Arthur F. Courville
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01	Amended and Restated Symantec Corporation 2002 Executive Officers’ Stock Purchase Plan